Exhibit 99.T3D.2

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 1 of 14 UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORKIn reLANDSBANKI ÍSLANDS HF.,Debtor in a Foreign Proceeding.:Chapter 15 :::Case No. 08-14921 (RDD) :: ORDER RECOGNIZING AND ENFORCING ORDER OF THE REYKJAVÍK DISTRICT COURT CONFIRMING COMPOSITION AND GRANTING RELATED RELIEF Upon the motion, dated February 16, 2016 (the “Motion”),1 of the Winding-Up Board (the “Winding-Up Board”) of LBI hf. (formerly Landsbanki Íslands hf.) (“LBI” or the “Debtor”), in its capacity as the duly appointed foreign representative (the “Foreign Representative”) of LBI in this case (the “Chapter 15 Case”) pursuant to chapter 15 of title 11 of the United States Code (as amended, the “Bankruptcy Code”), after notice and a hearing (the “Chapter 15 Hearing”), for entry of an Order (this “Order”): (a) giving full force and effect in the United States to the order (the “Composition Order”) of the District Court of Reykjavík, Iceland, confirming the composition (Ísl. nauðasamningur) (the “Composition”) for LBI in relation to its Composition Creditors whose claims are settled under the composition proposal in accordance with Chapter XXI of the Bankruptcy Act and Article 103a of the Financial Undertakings Act of Iceland; (b) giving full force and effect in the United States to the resolutions, as approved by the Winding-up Board after no objections were raised by creditors prior to or at the open creditors’ meeting held on October 2, 2015, (i) granting the Winding-Up Board, its employees, and1Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Motion.ny-1216356

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 2 of 14 principal advisors (collectively, the “Released Parties”), a release from any personal liability in connection with the Winding-Up Proceeding, the Stability Contribution, the development, approval, confirmation and fulfillment of the Composition, including the issuance of the Securities, excluding liability arising from actual fraud or dishonesty, and (ii)  approving the indemnity granting the Released Parties protection against the released claims (collectively, (i) and (ii), to the extent enforceable under Icelandic law, the “LBI Releases”); (c) granting the Winding-Up Board and LBI an exculpation and release (subject to paragraph 7 of this Order, the “Chapter 15 Releases”) from any liability for any act or omission in connection with, or arising out of, this chapter 15 case, including, without limitation, their reliance on section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”); (d) permanently enjoining all parties from commencing or taking any action within the territorial jurisdiction of the United States that may be in contravention of or inconsistent with the Composition, the LBI Releases, the Registration Exemption, the Chapter 15 Releases or the Exchange Procedures (the “Injunction”); (e) declaring that the offer and sale of the shares and bonds (collectively, the “Securities”) to be issued in exchange for creditors’ claims under the Composition, including reregistration of the Securities into the names of the Beneficial Owners or their Nominee, is exempt from registration under section 3(a)(10) of the Securities Act; (f) approving the Exchange Procedures; and (g) granting such other and further relief as the Court deems just and proper; and it appearing that this Court has jurisdiction to decide the Motion pursuant to sections 157(a) - (b) and 1334(b) of title 28 of the United States Code and the Amended Standing Order of Reference dated January 31, 2012, Reference M-431, In re Standing Order of Reference Re: 2 ny-1216356

  08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 3 of 14 Title 11, 12 Misc. 00032 (S.D.N.Y. Feb. 2, 2012) (Preska, C.J.) (the “Amended Standing Order”); and this Court having reviewed the Motion, the Backman Declaration, the Bjōrgvinsson Declaration, and the Sullivan Declaration; and upon the record of, and evidence adduced at the Chapter 15 Hearing held by the Court on March 16, 2016; and due, sufficient and and timely notice and service of the Motion and the Hearing having been given; and no other or further notice being necessary or required; and no objections to the relief sought by the Motion having been made; and this Court having determined that the legal and factual bases set forth in the Motion, the declarations in support thereof and at the Chapter 15 Hearing establish just cause to grant the relief ordered herein, including for the reasons stated by the Court at the Chapter 15 Hearing; and after due deliberation and good and sufficient cause appearing therefor; THIS COURT HEREBY FINDS AND DETERMINES THAT: A. This court has jurisdiction to decide this matter pursuant to 28 U.S.C. §§ 157(a) -(b) and 1334(b) and the Amended Standing Order.  This is a core proceeding pursuant to section 28 U.S.C. § 157(b)(2)(P). Venue is proper before this Court pursuant to 28 U.S.C. § 1410(1). B. Pursuant to the Order Scheduling Hearing and Specifying the Form and Manner of Service of Notice [Docket No. 54], the Foreign Representative has given good, sufficient, appropriate, and timely notice and service of the Motion and of the Chapter 15 Hearing, and no further notice or hearing is required. C. Pursuant to an order of this Court dated January 14, 2011, the Winding-Up Board was duly recognized as the “foreign representative” of the Debtor within the meaning of section 101(24) of the Bankruptcy Code, and the Icelandic Proceeding was recognized as a “foreign main proceeding” within the meaning of section 1502(4) of the Bankruptcy Code. [Docket No. 41]. 3 ny-1216356

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 4 of 14 D. The relief granted hereby is necessary and appropriate to effectuate the purposes and objectives of chapter 15 and to protect the Debtor and the interests of its creditors and other parties in interest. E. The Foreign Representative and the Debtor, as applicable, are entitled to the additional assistance and relief requested in the Motion, to the extent granted herein, pursuant to sections 1521 and 1507 of the Bankruptcy Code. F. Recognizing and enforcing the Composition Order and LBI Releases is necessary and appropriate and is in the interests of the public and international comity; it is consistent with the public policy of the United States; it is warranted pursuant to sections 1507(a) and 1521(a) of the Bankruptcy Code; and it will not cause the Debtor’s creditors or other parties in interest any hardship that is not outweighed by the benefits of granting the requested relief. G. The Chapter 15 Releases and exculpation are fair, equitable, and are in the best interests of the Debtor.  The Chapter 15 Releases and exculpation are narrowly tailored to the circumstances of this case; will ensure implementation of the Composition Order and that the beneficiaries thereof are not exposed to any liability in connection with the Chapter 15 Case; and are warranted pursuant to section 1521(a) of the Bankruptcy Code. H. Absent permanent injunctive relief, the Debtor’s efforts to consummate the Composition could be thwarted by the actions of creditors in contravention of and inconsistent with the Composition and the LBI Relase, a result that would be inconsistent with the purposes of chapter 15 as set forth, inter alia, in section 1501(a) of the Bankruptcy Code.  Such actions could threaten, frustrate, delay, and ultimately jeopardize implementation of the Composition, and, as a result, the Debtor, its creditors and such other parties in interest would suffer irreparable injury for which there is no adequate remedy at law. 4 ny-1216356

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 5 of 14 I. The Injunction contained in this Order (i) is within the Court’s jurisdiction, (ii) is essential to the success of the Composition, (iii) is an integral element of the effectuation of the Composition, (iv) confers material benefits on, and is in the best interests of, the Debtor and its creditors, and (v) is important to the overall objectives of the Debtor’s restructuring. J. The Securities will be issued under the Composition in exchange for bona fide outstanding claims of Composition Creditors.  Such exchange did not occur in a case under title 11 of the United States Code. K. The Confirmation Hearing before the Icelandic District Court constituted a fairness hearing within the meaning of section 3(a)(10) of the Securities Act.  This Court having conducted the Chapter 15 Hearing, which also constituted a fairness hearing within the meaning of section 3(a)(10) of the Securities Act, finds and concludes that the terms and conditions of the Securities to be issued under the Composition in exchange for, and in full and final settlement of, the Composition Claim are fair and reasonable. L. The issuance of the Securities satisfies the requirements for exemption from registration, and re-registration in the case of Beneficial Owners or Nominees, under the Securities Act pursuant to Section 3(a)(10) of the Securities Act (the “Securities Exemption”). M.     The issuance of the Securities is an essential element of the Composition and is in the best interest of the Debtor, its estate and its creditors.  The Exchange Procedures are fair and reasonable and compliance with such procedures is necessary to effectuate the terms of the Composition. N. The relief sought by the Motion, to the extent granted herein, will not cause undue hardship or inconvenience to any party in interest and, to the extent that any hardship or 5 ny-1216356

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 6 of 14 inconvenience may result to such parties, such hardship or inconvenience is outweighed by the benefits of the requested relief to the Foreign Representative, the Debtor and its creditors. O.For all the foregoing reasons, and for the reasons stated by the Court on the recordat the Chapter 15 Hearing, and after due deliberation and sufficient cause appearing therefor, it isherebyORDERED, ADJUDGED, AND DECREED THAT:1.The Motion is granted to the extent indicated.2.All objections that have not been withdrawn, waived, or settled, and allreservations of rights pertaining to the Motion included therein, are overruled on the merits. 3. Upon the Effective Date, the Composition Order, the Stability Contribution, the LBI Releases and the Chapter 15 Releases, and the transactions consummated or to be consummated under the Composition, are hereby recognized, granted comity and given full force and effect in the United States and are binding and enforceable on all entities (as that term is defined in section 101(15) of the Bankruptcy Code) in accordance with their terms; and such terms shall be binding and fully enforceable within the territorial jurisdiction of the United States on the Debtor’s creditors, as well as their respective heirs, successors, assigns, trustees, subsidiaries, affiliates, officers, directors, agents, employees, representatives, attorneys, beneficiaries, guardians and similar officers, or any persons claiming through or in the right of any such persons or entities whether or not they agreed to be bound by the Composition. 4. Except as may be necessary to enforce the terms of the Composition, the Stability Contribution, the LBI Releases and the Chapter 15 Releases, all entities (as that term is defined in section 101(15) of the Bankruptcy Code), other than the Foreign Representative and its 6 ny-1216356

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 7 of 14 expressly authorized representatives and agents, are hereby enjoined from doing any of the following within the territorial jurisdiction of the United States: (a)executing against any of the Debtor’s assets;(b)commencing or continuing, including the issuance or employment ofprocess, of a judicial, administrative, arbitral, or other action or proceeding, or to recover a claim, that in any way relates to, or would interfere with, the administration of the Debtor’s estate in the Winding-Up Proceeding or the solicitation, implementation, or consummation of the transactions contemplated by the Composition, including without limitation any and all unpaid judgments, settlements, notes, or otherwise against the Debtor; (c) taking or continuing any act to create, perfect, or enforce a lien or other security interest, set-off, or other claim against the Debtor or any of its property; (d) transferring, relinquishing, or disposing of any property of the Debtor to any entity (as that term is defined in section 101(15) of the Bankruptcy Code) other than the Foreign Representative; (e) commencing or continuing any individual action or proceeding concerning the Debtor’s assets, rights, obligations, or liabilities to the extent they have not been stayed pursuant to sections 1520(a) and 362 of the Bankruptcy Code; (f) commencing or continuing any action against the Debtor or the Foreign Representative requiring the registration of the Securities or seeking to assert any claim that in any way relates to or arises out of the failure of the Debtor to register the Securities in accordance with the Securities Act; and 7 ny-1216356

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 8 of 14 (g)taking any action that would be in contravention of or inconsistent withthe Exchange Procedures.5. Except as may be necessary to enforce the terms of the Composition, the Stability Contribution, the LBI Releases and the Chapter 15 Releases, all entities, including, without limitation, creditors of the Debtor, are permanently enjoined from taking any action within the territorial jurisdiction of the United States that is in contravention of or that is inconsistent with the Composition, the Stability Contribution, the Securities Exemption, the LBI Releases or the Chapter 15 Releases or from asserting any claims released against the Released Parties. 6. Except to the extent permitted by the preceding paragraph, with respect to claims based upon, concerning or relating in any way to the Composition, all persons and entities are enjoined and restrained from taking any action within the territorial jurisdiction of the United States (including, without limitation, commencing or continuing any action or legal proceeding (including, without limitation, bringing suit in any court, arbitration, mediation, or any judicial or quasi-judicial, administrative or regulatory action, proceeding or process whatsoever), whether directly or by way of counterclaim (and from seeking discovery of any nature related thereto)) that would interfere with or impede the administration, implementation and/or consummation of the Composition, the Stability Contribution, the LBI Releases, the Chapter 15 Releases and/or the terms of this Order against the Debtor, the Foreign Representative, and any of their successors or assigns, or their respective property or interests in property. 7. The Winding-Up Board, the Debtor, and each of their respective affiliates, subsidiaries, parents, officers, directors, members, employees, agents, representatives, advisors, attorneys, successors and assigns, shall have no liability for any act or omission in connection with, or arising out of, the Chapter 15 Case, except for any liability arising from any action or 8 ny-1216356

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 9 of 14 inaction constituting willful misconduct or gross negligence as determined by a final order of this Court or an appellate tribunal. 8. On and after the Effective Date, the Foreign Representative is authorized and directed to make the distributions required by the Composition and to take any lawful actions that may be necessary to consummate the transactions contemplated by the Composition.  Such distributions may be made without further order of the Court. 9. The offering, issuance or distribution of Shares and Bonds in accordance with the Composition (including re-registration of such Securities pursuant to the Exchange Procedures) is exempt from registration requirements of the Securities Act and any state law requiring registration for the offer, issuance of distribution of a security by reason of Section 3(a)(10) of the Securities Act. 10.The Exchange Procedures, as summarized in Appendix A hereto, are approved.11.LBI and its agents are instructed to implement the Exchange Procedures.12.DBTCA, upon receipt of the DBTCA Fee and Indemnity Reserve (as defined inthe Information Memorandum), is directed to comply with the Exchange Procedures.13.All Beneficial Owners and Nominees are directed to comply with the ExchangeProcedures.14.DTC and FINRA, as applicable, are directed to cooperate with LBI, its agents andDBTCA to implement to the Exchange Procedures.15. DBTCA is directed to provide DTC with customary documentation accepted by it in order to cancel and remove, as contemplated by the Composition and Exchange Procedures (as applicable), the DBTCA Notes and the Capital Notes from DTC’s records. 9 ny-1216356

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 10 of 14 16. No party shall incur any liability for following the terms of this Order (whether by acting or refraining to act as directed by the Order), except in the case of the party’s own gross negligence or willful misconduct. 17. Except as otherwise expressly stated in this Order, this Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or other governmental authority with respect to the implementation, fulfilment or consummation of the Composition and any documents, instruments or agreements, and any other acts referred to in or contemplated by the Composition, the Information Memorandum, and any documents, instruments or agreements related thereto.  Each federal, state, commonwealth, local or other governmental agency is directed or authorized to accept the validity of any and all documents and instruments, and all actions of the Foreign Representatives or those acting on their behalf, that are necessary and appropriate to effectuate, implement, fulfill and consummate the transactions contemplated by the Composition, this Order and the agreements created or contemplated by the Composition, without payment of any recording tax, stamp tax, transfer tax, or similar tax imposed by state or local law. 18. Notwithstanding any provision in the Bankruptcy Rules to the contrary: (a) this Order shall be effective immediately, (b) the Foreign Representative is not subject to any stay in the implementation, enforcement, or realization of the relief granted in this Order, and (c) the Foreign Representative is authorized and empowered, and may, in its discretion and without further delay, take any action and perform any act necessary to implement and effectuate the terms of this Order. 10 ny-1216356

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 11 of 14 19. This Court shall retain jurisdiction with respect to the enforcement, amendment, or modification of this Order and any requests for additional relief herein or in any related adversary proceeding. Dated:  White Plains, New York March 17, 2016 /s/Robert D. Drain UNITED STATES BANKRUPTCY JUDGE 11 ny-1216356

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 12 of 14 Exhibit A (Exchange Procedures) The Exchange Procedures will require either (1) submission of Beneficial Owner positions through a particular DTC system, the Automated Tender Offer Program (“ATOP”) (the “ATOP Procedure”), which requires DTC’s permission, or (2) halting of trading in the DBTCA Notes through DTC in order to freeze the list of Nominees as of an exchange date (the “FINRA Procedure”).  FINRA and DTC would need to implement the halting of trading in the DBTCA Notes at DTC. A.The ATOP Procedure and the FINRA Procedure each involves certain common elements,described immediately below:i.The Securities will be initially registered in the name of DBTCA as indenture trusteeof the DBTCA Notes.ii. LBI will then implement the relevant Exchange Procedures (i.e., either the ATOP Procedure or the FINRA Procedure) in order to permit the Securities to be re-registered out of DBTCA’s name and into the names of Beneficial Owners or their Nominee who provide the [transfer] agents with the necessary information described below (the “Authentication Process”). iii. DBTCA will provide DTC with customary distribution notices (on a series of DBTCA Notes basis), which will inform Beneficial Owners and Nominees that they must comply with these procedures in order to obtain their pro rata share of the Securities.  It will also contain information concerning the Authentication Process.  It is anticipated that a copy of the Registration Package (defined below) will be annexed to the distribution notices.  The Registration Package will also be made available on [a website] maintained by LBI or its agents. iv. Once the Authentication Process has occurred, a Beneficial Owner or its Nominee will need to deliver to LBI’s agents a fully completed registration package in order to obtain their pro rata share of the Securities through re-registration. The registration package will require Beneficial Owners or their Nominees to provide, among other things, settlement instructions, settlement information about the entity under whose name the Securities will be registered and know-your-customer (“KYC”) information required by the Trustee and Share transfer agent (the “Registration Package”). v. In the event any positions in the DBTCA Notes are not re-registered into the name of the Beneficial Owner or its Nominee by the deadline for the Authentication Process ny-1216356

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 13 of 14 (the “Authentication Process Deadline”), such positions shall be re-registered, pro rata, in the name of the Nominees on whose books such positions are held. vi. If required by LBI or its agents to comply with applicable law, DBTCA will provide one or more instructions to LBI or its agents to authorize re-registration of the Securities, pro rata, (i) into the names of Beneficial Owners or their Nominee based on positions presented to DBTCA that have been authenticated through the Authentication Process, and (ii) for any position not authenticated through the Authentication Process, into the name of the Nominee on whose books such position is recorded. vii. Special procedures may be implemented by LBI or its agents to account for any positions in the DBTCA Notes held through Nominees that hold such positions on behalf of international securities depositories, such as Clearstream, Euroclear, and others. viii. The first re-registration of the Securities will be at no cost.  Beneficial Owners will be encouraged to utilize the relevant Authentication Process and immediate re-registration of the Securities in their names in order to avoid the fee that will be applied to any subsequent re-registration, in the event the Securities are placed on an interim basis in the name of their Nominee. ix.After the Authentication Process Deadline, DBTCA will provide DTC with thedocumentation it customarily requires to cancel and remove the DBTCA Notes fromDTC’s records.B.ATOP Procedure2 - specific information:i.To authenticate positions of Beneficial Owners in the DBTCA Notes, BeneficialOwners will need to request their Nominee to tender their position in the DBTCA Notes through ATOP.  As positions are tendered through ATOP, a unique identifying number will be applied by the system to each tendered position, which number will be used to authenticate the particular block of DBTCA Notes in the registration documentation submitted by or on behalf of the Beneficial Owner to prevent the possibility of a double recovery on the underlying position. ii. Epiq will act as ATOP agent for the exchange.  As agent, Epiq will receive all information regarding any delivery of positions in the DBTCA Notes through the ATOP system, including the unique identifying number linked to each tendered position. 2In the event DTC agrees that ATOP is an appropriate mechanism for re-registration of the Securities into thenames of Beneficial Owners.2 ny-1216356

08-14921-rdd    Doc 65    Filed 03/17/16    Entered 03/17/16 11:54:17    Main Document Pg 14 of 14 iii. LBI or its agents will communicate to FINRA and DTC all necessary information to establish the ATOP event and to effectuate the exchange.  If required by FINRA or DTC, DBTCA will confirm such request to effectuate the exchange.  The Authentication Process Deadline for the ATOP Procedure will be at least 30 calendar days after the ATOP event has been commenced. iv. After expiration of the Authentication Process Deadline, DBTCA will provide DTC with the documentation it customarily requires to cancel and remove the DBTCA Notes from DTC’s records, and any remaining Securities relating to positions not tendered through ATOP shall be re-registered, pro rata, in the name of the Nominee on whose books such positions are recorded. C.FINRA Procedure - specific information:i.FINRA will be requested to arrange for trading of the DBTCA Notes to stop as of acertain date (the “Exchange Date”) in order to identify the specific Nominees (and to quantify the amount of positions in the DBTCA Notes held by each) eligible to authenticate positions in the Authentication Process. ii. FINRA will be provided with advance note of the exchange process and a targeted Exchange Date.  To facilitate re-registration of the Securities, the Nominees on whose books positions in the DBTCA Notes are recorded will be entitled to register underlying Beneficial Owner of such positions as of the Exchange Date.  For the avoidance of doubt, Nominees shall only be entitled to exchange Beneficial Owner positions up to the amount shown for the particular Nominee on the Exchange Date listing of participant positions obtained from DTC. iii. LBI and/or Epiq will coordinate with DTC to ensure that it has acted upon the FINRA notice that stops trading in the DBTCA Notes.  If required by DTC, DBTCA will confirm the request to so act. iv. Each Nominee whose books record a Beneficial Owner’s position in the DBTCA Notes must authenticate and certify such Beneficial Owner’s position as of the Exchange Date.  Further, a tabulation of all positions against the Exchange Date listing of participant positions provided by DTC must be performed to ensure that no Nominee is exchanging more positions in the DBTCA Notes than it held as of the Exchange Date.  Epiq shall perform this tabulation on behalf of LBI. v. In the event fully completed Registration Packages are not received with respect to any positions in the DBTCA Notes within 60 calendar days after the Exchange Date (which would be the Authentication Process Deadline for the FINRA Procedure), the Securities to be distributed on account of such positions shall be re-registered, pro rata, in the name of the Nominees on whose books the positions are held as of the Exchange Date. 3 ny-1216356